Exhibit 10.13.7

                    NOTE RESTRUCTURE AND ASSUMPTION AGREEMENT

         THIS AGREEMENT is made and entered into this 24th day of October, 2001 by and between Gerald M. Larson ("Larson"), Larson Holdings, Inc., a Utah corporation, ("Larson Holdings"), The Murdock Group Holding Corporation, a Utah corporation ("Murdock"), Clear Capital Holdings, Inc., a Utah corporation ("CCH"), Pelican Point Rock Products, Inc., a Utah corporation ("Pelican" and collectively with Larson, Larson Holdings, Murdock and CCH, the "Borrowers") and Headwaters Incorporated, a Delaware corporation ("Headwaters").

                                    RECITALS

                  A. Pursuant to a Note Restructure Agreement dated January 26, 2001, Larson issued to Headwaters a Promissory Note dated January 26, 2001 in the original principal amount of One Million Seven Hundred Fifty Thousand Dollars (the "Original Note").

                  B. In June, 2001, Larson Holding's subsidiary Larson Limestone, Inc. ("LLI") sold substantially all of its assets to CCH in exchange for cash, assumption of the Original Note and other debt and the issuance of shares in Murdock valued at $2,550,000. As a result of such sale, the Original Note became immediately due and payable.

                  C. The Borrowers have proposed that the Original Note be restructured such that (i) Larson makes an immediate payment of $750,000 of principal and Headwaters forgive any accrued interest, (ii) Murdock makes a further $550,000 principal reduction through the issuance to Headwaters of Murdock common stock, (iii) $250,000 of the remaining principal balance will be the primary responsibility of Murdock, guaranteed by Larson, Larson Holdings, Murdock, CCH, and Pelican (iv) $200,000 of the remaining principal will be the primary responsibility of Murdock, guaranteed by CCH and Pelican, and (v) Pelican will secure its guarantee of the $250,000 Murdock note and the $200,000 Murdock note by a security interest in the limestone plant and related real property acquired from LLI; provided that Headwaters agrees to subordinate such security interest to certain bank financing described below. Headwaters is willing to accede to such request on the terms and conditions described below.

         NOW THEREFORE, in consideration of the premises, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to be legally bound as follows:

         1. The Borrowers shall deliver to Headwaters, and Headwaters shall accept from the Borrowers, in full satisfaction of the Original Note, the following:

                           (a) A payment in cash, cashier's check or wire
                  transfer of immediately available funds in the amount of $750,000 to be applied against the principal of the Original Note through the effective date of the restructure (as defined below).

                           (b) A new Promissory Note in the original principal


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                  amount of $250,000 (the "$250,000 Note") in the form attached hereto as Exhibit "A" signed by Murdock and guaranteed by Larson, Larson Holdings, CCH, and Pelican.

                           (c) A new Promissory Note in the original principal
                  amount of $200,000 (the "$200,000 Note") in the form attached hereto as Exhibit "B" signed by Murdock and guaranteed by CCH and Pelican.

                           (d) A Trust Deed from Pelican relating to the LLI
                  limestone plant and real property securing Pelican's guaranties of the $250,000 Note and the $200,000 Note in the form attached hereto as Exhibit "C".

                           (e) A lender's policy of Title Insurance from a
                  reputable title insurance company doing business in Utah insuring Headwaters' interest under the Trust Deed in form and substance satisfactory to Headwaters.

                           (f) Certificate(s) for 1,122,449 restricted common
                  shares of Murdock (the "Murdock Shares"), valued at $550,000.00 based on a $0.4899999 per share price for the Murdock common shares (which per share price is the same as the per share price use to calculate Murdock shares deliverable to Larson by Murdock as a part of the merger transaction). The Murdock Shares will be entitled to the benefit of the Registration Rights Agreement attached hereto as Exhibit "D".

         2. The effective date of the restructure shall be such time as Headwaters has received the funds and documents set forth in Paragraphs 1(a) through (f) duly executed in form acceptable to it. Upon the effective date of the restructure, Headwaters (i) will mark the Original Note as "paid in full" or "canceled" and deliver it to Larson; (ii) will deliver to Larson the stock of Larson Holdings held pursuant to a Stock Pledge and Security Agreement from Larson, such agreement being of no further force or effect; and (iii) will deliver to Larson Holdings the stock of LLI held pursuant to a Stock Pledge and Security Agreement from Larson Holdings, such agreement being of no further force or effect.

         3. If the effective date of the restructure does not occur by October 31, 2001, Headwaters may notify Larson and Murdock that it is terminating this Agreement and Headwaters may immediately thereafter enforce its rights and remedies under the Original Note and Murdock's agreement to assume the Original Note.

         4. Larson and Larson Holdings, jointly and severally, represent and warrant to Headwaters as follows:

                  (a) The guaranty of the $250,000 Note by Larson and Larson Holdings and this Agreement have been duly authorized by all necessary corporate action on the part of Larson and Larson Holdings, respectively, and such agreements are binding upon Larson and Larson Holdings, respectively in accordance with their terms.

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                  (b) Larson acknowledges that Headwaters' forgiveness of the accrued interest on the Original Note may be deemed forgiveness of indebtedness income to Larson.

         5. Murdock, CCH and Pelican, jointly and severally, represent and warrant to Headwaters as follows:

                  (a) The $250,000 Note, the $200,000 Note, the guaranties, the Trust Deed, the Registration Rights Agreement and this Agreement have been duly authorized by all necessary corporate action on the part of Murdock, CCH and Pelican, respectively, and such agreements are binding upon Murdock, CCH and Pelican respectively in accordance with their terms.

                  (b) The Murdock Shares have been duly authorized by Murdock and shall be duly issued, fully paid and non-assessable. On the effective date of the restructure, the Murdock Shares will represent ____% of Murdock's issued and outstanding common stock and a ____% interest in Murdock on a fully-diluted basis.

                  (c) Murdock has provided Headwaters with all of its reports and other documents filed, or required to be filed, during the past fourteen months with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). CCH does not file reports under the Exchange Act, but has provided Headwaters with all of its filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933. Except as maybe supplemented in writing by Murdock, Murdock's Exchange Act filings and CCH's Securities act filings do not, and at the effective date of the restructure will not, contain any misstatement of material fact, or omit to state any material fact required to be stated therein or necessary to keep the statements therein from becoming misleading.

                  (d) The limestone plant and real property described in the Trust Deed are owned by Pelican free and clear of all liens and encumbrances other than a first priority lien in favor of Zions First National Bank (the "Bank Interest") securing a Promissory Note dated October 19, 2001 in the original principal amount of $2,940.000.00. CCH is not in default with respect to the Bank Interest.

                  (e) Pelican has been duly formed and is currently in good standing as a corporation under the laws of the state of Utah. Pelican is a 100% owned subsidiary of CCH. Pelican acknowledges that it has received good and valuable consideration for its guarantee of the Murdock Note and the granting of the Trust Deed in that the Murdock Note represents part of the purchase price for the limestone plant which Pelican obtained from CCH.

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         6. Headwaters represents and warrants to Murdock that it is an
"accredited investor" (as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission) and has the financial and business experience necessary to evaluate the merits and risks of its investment represented by Murdock Shares.

         7. The parties to this Agreement will execute, acknowledge and deliver all such instruments and take all such action as may be reasonably requested by the other party in order to further effectuate the purposes of this Agreement and to carry out the terms hereof.

         8. This Agreement shall inure to the benefit of and shall be binding upon the heirs, personal representatives and successors of the parties hereto.

         9. This Agreement and the rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of Utah without regard to principles of conflicts of law.

         10. This Agreement may be executed in multiple counterpart, which taken together shall constitute a single instrument.

         11. This Agreement, together with the $250,000 Note, the $200,000 Note, the guaranties, the Registration Rights Agreement and the Trust Deed (together, the "Transaction Documents") contain all covenants, terms, provisions, and agreements between the parties hereto or thereto relating to the subject matter of the Transaction Documents. No prior agreement with respect to the same shall be of any force or effect, and no covenant, term, provision, or agreement of any Transaction Document may be modified except in a writing executed by all parties to the Transaction Documents.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                            /s/Gerald M. Larson
                                            Gerald M. Larson



                                            LARSON HOLDINGS, INC.


                                            By:/s/Gerald M. Larson, CEO

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                                            THE MURDOCK GROUP HOLDING
                                            CORPORATION


                                            By:/s/K.C. Holmes, CEO


                                            CLEAR CAPITAL HOLDINGS, INC.


                                            By:/s/Lance Heaton, CEO


                                            PELICAN POINT ROCK PRODUCTS, INC.


                                            By:/s/Lance Heaton, Pres.


                                            HEADWATERS INCORPORATED


                                            By:/s/Brent M. Cook

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